Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

ARCA biopharma, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-148288, 333-131392, 333-128316, 333-126591, 333-103257, 333-90458, and 333-70134) and the registration statements on Form S-8 (Nos. 333-146078, 333-134981, 333-126590, 333-115747, 333-108563, 333-103055, 333-101276, 333-96313, 333-91471, 333-68172, 333-68170, 333-53089, 333-53087, 333-41663, 333-39194, and 333-08978) of Nuvelo, Inc. (now known as ARCA biopharma, Inc.) of our report dated October 28, 2008, with respect to the balance sheets of ARCA biopharma, Inc. as of December 31, 2007 and 2006, and the related statements of operations, preferred stock and stockholders’ deficit, and cash flows for each of the years in the three-year period ended December 31, 2007, which report appears in the Form 8-K of ARCA biopharma, Inc. (formerly known as Nuvelo, Inc.) dated January 29, 2009. Our report refers to ARCA biopharma, Inc.’s adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, in 2006.

/s/ KPMG LLP

KPMG LLP

Boulder, Colorado

January 28, 2009